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                                                                   Exhibit 10.26

               FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND
                              SECURITY AGREEMENT

        This Fourth Amendment to that certain Amended and Restated Loan and Security Agreement ("AMENDMENT") is made and entered into this 14th day of May, 1998 by and between Tower Air, Inc. ("BORROWER"), the financial institutions listed on the signature pages thereof (collectively, "LENDERS") and Heller Financial, Inc., (in its individual capacity, "Heller"), for itself as a Lender and as Agent ("AGENT").

        WHEREAS, Lender and Borrower are parties to a certain Amended and Restated Loan and Security Agreement, dated September 1, 1997 and all amendments thereto (the "AGREEMENT"); and

        WHEREAS, the parties desire to further amend the Agreement as hereinafter set forth:

        NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.  DEFINITIONS.  Capitalized terms used in this Amendment, unless
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otherwise defined herein, shall have the meaning ascribed on such term in the
Agreement.

        2.  AMENDMENTS.  Subject to the conditions set forth below, the
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            Agreement is amended as follows:

        (a) Section 2 is amended by deleting subsection 2.1(A) in its entirety and inserting the following in lieu thereof:

        "(A)  Revolving Loan.  Subject to the terms and conditions of this
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        Agreement and in reliance upon the representations and warranties of the
        Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally agrees to lend to Borrower from time to time its Pro Rata Share of each Revolving Advance. From and after the Closing Date through the Termination Date, the aggregate amount of all Revolving Loan Commitments shall not exceed the following amounts during the following periods: (i) from and after the Closing
        Date (and thereafter on each successive September 1, to and including September 30, Twenty Million Dollars ($20,000,000), (ii) on and after each October 1 to and including the following February 28, Twenty-Five Million Dollars ($25,000,000), (iii) on and after each successive March 1, to and including the following May 31, Twenty Million Dollars ($20,000,000), (iv) on and after each successive June 1 to and including the following August 31, Fifteen Million Dollars ($15,000,000),

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as reduced by subsection 2.4(B); provided, however, that in the final month prior to the Termination Date, the Amount of all Revolving Loan Commitments shall not exceed Fifteen Million Dollars ($15,000,000). Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

        Notwithstanding the foregoing, during the period from March 1, 1998 through and including May 31, 1998 only, the aggregate amount of all Revolving Loan Commitments shall not exceed the following amounts: (i) from March 1, 1998 through and including March 31, 1998, Twenty-Five Million Dollars ($25,000,000);
(ii) from April 1, 1998 through and including April 10, 1998, Twenty-Four Million Dollars ($24,000,000); (iii) from April 11, 1998 through and including April 17, 1998, Twenty-Three Million Dollars ($23,000,000); (iv) from April 25, 1998 through and including April 30, 1998, Twenty-Two Million Dollars ($22,000,000); (v) from May 1, 1998 through and including May 17, 1998, Twenty-Two Million Dollars ($22,000,000), (vi) from May 18, 1998 through and including May 24, 1998, Twenty-One Million Dollars ($21,000,000); and (vii) from May 25, 1998 through and including May 31, 1998, Twenty Million Dollars ($20,000,000), as reduced by subsection 2.4(B). Except as otherwise provided
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herein, no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan
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(after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

        Notwithstanding the foregoing, Revolving Loan Amount shall permanently decrease to Fifteen Million Dollars ($15,000,000) until Termination Date if the Borrower fails to raise proceeds of new equity by July 31, 1998, on terms satisfactory to Lender, in a minimum amount of $30,000,000, that is committed and is available to Borrower on demand.

        (b) Section 5 is amended by inserting the following new subsection 5.1(Q) immediately after subsection 5.1(P):

        "5.1(Q) Subordinated Debt and Other Indebtedness Notices
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        Borrowers shall deliver (1) Signed and fully executed original copy of that certain Subordination Agreement in favor of the Lender dated April 12, 1998 and (2) copies of all notices given or received by Borrower and any of its subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Debt and other Indebtedness, and shall promptly notify Lenders and Agent of any potential or actual event of default with respect to any Subordinated Debt or other indebtedness."

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        (c)     Section 5 is amended by deleting subsection 5.16 in its entirety and inserting the following in lieu thereof:

                "5.16  Suppressed Availability.  Borrower shall maintain
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Suppressed Availability in an amount of at least $5,000,000 at all times."

        (d) Section 6 is amended by deleting subsection 6.1 in its entirety, effective as of January 1, 1998, and inserting the following in lieu thereof:

               "6.1 (A) Tangible Net Worth. Borrower shall maintain Tangible Net
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 Worth equal to at least the amounts indicated for each period specified below:

        Period                                  Amount
        ------                                  ------
        January 1998 through May 1998           $35,000,000
        June 1998                               $38,000,000
        July 1998                               $47,500,000

        (B) Borrower shall maintain Tangible Net Worth equal to at least $55,000,000 after August 1, 1998 and at all times thereafter."

        3.      Conditions.  The effectiveness of this Amendment is subject to
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the following conditions precedent (unless specifically waived in writing by
Lender):

                (a) Borrower shall have executed and delivered such other documents and instruments as Lender may require;

                (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel;

                (c) Upon the effectiveness of this agreement, no Default or Event of Default shall have occurred and be continuing;

                (d) Borrower shall have paid Lender an amendment fee in the amount of $50,000; and

                (e) There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral;

                (f) Borrower shall provide Lender with a signed and duly executed copy of that certain Subordination Agreement in favor Lender dated April 12, 1998.

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        4.  CORPORATE ACTION.  The execution, delivery, and performance of this
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Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and this Amendment has been duly executed and delivered by Borrower.

        5.  SEVERABILITY.  Any provision of this Amendment held by a court of
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competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        6.  REFERENCES.  Any reference to the Agreement contained in any
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document instrument or agreement executed in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

        7.  COUNTERPARTS.  This Amendment may be executed in one or more
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counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

        8.  RATIFICATION.  The terms and provisions set forth in this Amendment
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shall modify and supersede all inconsistent terms and provisions of the
Agreement. and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


HELLER FINANCIAL, INC.                          TOWER AIR, INC.


By:  /s/  Anthony Vizgirda                      By:  /s/  Morris Nachtomi
   ------------------------                        -----------------------
Title:  Vice President                          Title:  Chairman and CEO
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